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                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY

                                  For Tender Of

                              7.375% Notes due 2014
                                       of
                                  ENERSIS S.A.

         This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 7.375% Notes due 2014 (the "Old Notes") are not immediately available, (ii) Old Notes and the Letter of Transmittal cannot be delivered to Deutsche Bank Trust Company Americas, and Deutsche Bank Luxembourg, its affiliate in Luxembourg, (together, the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery Procedures" in the Prospectus dated [Date of Prospectus] (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of ENERSIS S.A., a Chile corporation (the "Company").

                  The Exchange Agent for the Exchange Offer is:

                      Deutsche Bank Trust Company Americas,
    together with its affiliate in Luxembourg, Deutsche Bank Luxembourg S.A.

          By Mail:                         By Hand:               By Overnight Delivery or Courier:

DB Services Tennessee, Inc.      Deutsche Bank Trust Company         DB Services Tennessee, Inc.
      P.O. Box 292737                      Americas               Corporate Trust & Agency Services
  Nashville, TN 37229-2737         C/O The Depository Trust              648 Grassmere Park Road
 Attn: Reorganization Unit           Clearing Corporation                Nashville, TN 37211
                                  55 Water Street, 1st floor          Attn: Reorganization Unit
  To Confirm by Telephone           Jeanette Park Entrance
    or for Information:               New York, NY 10041               Facsimile Transmissions:
                                                                            (615) 835-3701
       (615) 835-3572
             or
       (800) 735-7777

                                If in Luxembourg:

                          Deutsche Bank Luxembourg S.A.
                             2 Bld. Konrad Adenauer
                                L-1115 Luxembourg

                         Att: Listing and Coupon Paying
                                   Department

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                            Facsimile Transmissions:
                                 (352) 47 31 36

                             To Confirm by Telephone
                               or for Information:
                                (352) 421 22 641

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         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

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                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (Not to be used for Signature Guarantee)

         The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:_____________________________  ____________________________________
                                            (Authorized Signature)

Address:__________________________________  Title:______________________________

__________________________________________  Name:_______________________________
                                (Zip Code)            (Please type or print)

Area Code and Telephone Number:                   Date:_________________________
__________________________________________

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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